UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934.

                                 August 4, 2005
                Date of Report (Date of Earliest Event Reported)

                             DNAPrint genomics, Inc.
               (Exact name of Registrant as specified in charter)

                         Commission File Number: 0-31905

                Utah                                      59-2780520
        (State of Incorporation)                   (I.R.S. Employer I.D. No)

                     900 Cocoanut Avenue, Sarasota, FL 34236
                    (Address of Principal Executive Offices)

                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      As previously reported on July 8, 2005, the Registrant entered into an agreement to purchase, and simultaneously closed upon the purchase of, securities comprising or convertible into an 18% equity interest in Biofrontera AG ("Biofrontera"), a German company in the pharmaceutical business. The Registrant purchased the interest in Biofrontera from Technologie-Beteiligungs-Gesellschaft mbH ("tbg"), an instrumentality of the German government. The securities purchased were shares of Biofrontera's series A Preferred Stock, as well as certain convertible debt instruments.

      On August 4, 2005 the Registrant converted two of the three debt instruments purchased from tbg into 267,299 total shares of Biofrontera common stock. The Registrant paid Biofrontera a subscription price of 1.00 Euro per share in exchange for the issuance of the Biofrontera stock. The Registrant is still waiting to convert the remaining debt instrument into 98,145 shares upon receipt of German government approval. At that time, the Registrant will pay an additional subscription price of 98,145 Euros. Upon conversion of this remaining debt instrument, the Registrant's acquisition of an 18% equity interest in Biofrontera will be complete.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       DNAPrint genomics, Inc.

                                       By: /s/ Richard Gabriel
                                           -------------------------------------
                                           Richard Gabriel, President